Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mobile Vault, Inc.
(A Development Stage Company)
Cameron Park, California

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated June 22, 2012 relating to the financial statements of Mobile Vault, Inc.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Melville, New York

July 3, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com